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                                                                   EXHIBIT 10.25

                                    FORM OF
                      NON-QUALIFIED STOCK OPTION AGREEMENT
    UNDER THE COMPDENT CORPORATION NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


NAME OF OPTIONEE:
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NO. OF OPTION SHARES:                        20,000
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OPTION EXERCISE PRICE:
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GRANT DATE:
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EXPIRATION DATE:
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         THIS AGREEMENT dated as of the date of grant set forth above (the
"Grant Date") by and between COMPDENT CORPORATION, a Delaware corporation, with its principal office at 8800 Roswell Road, Suite 295, Atlanta, Georgia 30350
(the "Company"), and the person named above (the "Optionee").

         WHEREAS, the Company desires to provide to Optionee the opportunity to acquire an equity interest in the Company as an additional incentive for serving as a director of the Company; and

         WHEREAS, to facilitate the above the Company's Board of Directors has authorized and the stockholders of the Company have approved of the issuance of certain options to purchase shares of the Company's Common Stock pursuant to the CompDent Corporation Non-Employee Directors' Stock Option Plan (the
"Plan").

         NOW, THEREFORE, in consideration of the promises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

         1. Grant of Option. The Company hereby grants to the Optionee, who is a non-employee director of the Company, an option to purchase on or prior to the expiration date
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specified above (the "Expiration Date") all or any part of an aggregate number of 20,000 shares of common stock, par value $0.01 per share ("Common Stock"), of the Company (hereinafter such shares of Common Stock are referred to as the "Option Shares" and the option to purchase the Option Shares is referred to as the "Option"), at the per share option exercise price specified above, subject to the terms and conditions set forth herein and in the Plan. Notwithstanding anything herein to the contrary, this Option shall be subject to and governed by the terms and conditions of the Plan. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

         2.      Exercise Price.   The price to be paid for the Option Shares
which is set forth above (the "Exercise Price") shall be equal to the Fair
Market Value (as such term is defined under the Plan) of the Common Stock on the Grant Date.

         3. Vesting and Exercisability. Option Shares may be purchased pursuant to this Option at any time and from time to time during a period of ten (10) years from the Grant Date, in whole or in part, subject to Sections 5 and 8 and subject to the provisions hereof:

                 (a) No Option Shares may be purchased during the first twelve (12) month period following the date hereof;

                 (b) On or after the first anniversary of the Grant Date, Optionee may purchase up to twenty-five percent (25%) of the Option Shares;

                 (c) On or after the second anniversary of the Grant Date, Optionee may purchase up to an additional twenty-five percent (25%) of the Option Shares;

                 (d) On or after the third anniversary of the Grant Date, Optionee may purchase up to an additional twenty-five percent (25%) of the Option Shares;


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                 (e)      On or after the fourth anniversary of the Grant Date,
Optionee may purchase up to an additional twenty-five percent (25%) of the
Option Shares;

                 (f) The option to purchase such Option Shares as set forth above shall accumulate from year to year, but all options to purchase
Option Shares must be exercised on or before the Expiration Date, at which time all unexercised Options shall expire.

         4. Exercise of Option. The Option may be exercised only by written notice, which shall specify the number of Option Shares being purchased in cash or its equivalent. Said notice shall be delivered or mailed by postpaid, registered or certified mail addressed to the Company at its principal office, Attention: President. Such purchased shares shall be forthwith delivered to Optionee upon payment of the purchase price which may be made by one or more of the following methods:

                 (a) In cash, by certified or bank check or other instrument acceptable to the Board of Directors or its authorized committee;

                 (b) In the form of shares of Common Stock that are not then subject to restrictions under any Company plan, if such shares have been held for at least six months prior to the exercise date and permitted by the Board or its authorized committee, in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

                 (c) By the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the Optionee chooses to pay the purchase price as so provided, the Optionee





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and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

         5. Termination. In the event that the Optionee's position as a member of the Board of Directors of the Company terminates for any reason, this Option shall no longer vest after the effective date of such termination, and this Option may thereafter be exercised, to the extent it was vested and exercisable on the date of such termination, by the Optionee until the earlier of the Expiration Date or three (3) months from the effective date of such termination; provided, however, in the event of the death or disability of the Optionee, the Optionee s personal representative may exercise this Option, to the extent vested and exercisable on the date of such death or disability, until the earlier of the Expiration Date or six (6) months after such death or disability.

         6. Transferability. The Option herein granted shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution. The Option may be exercised during the life of the Optionee solely by the Optionee, except that in the case of death or disability of an Optionee, the Optionee's personal representative shall have the power to exercise the Options within the time period prescribed in Section 5 above.

         7.      Adjustments Upon Changes in Capitalization.   If the
outstanding shares of the class then subject to this Option are increased or deceased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which the unexercised portions of this Option may thereafter be exercised, all without any change in the aggregate exercise price applicable to the unexercised portions of this





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Option, but with a corresponding adjustment in the exercise price per share.
No fractional share of stock shall be issued under this Option or in connection with any such adjustment. Such adjustments shall be made by or under authority of the Board of Directors of the Company whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         8. Effect of Certain Transactions. In the case of (a) the dissolution or liquidation of the Company, (b) a merger, reorganization or consolidation in which the Company is acquired by another Person or Persons
(other than a holding company formed by the Company) or in which the Company is not the surviving corporation or (c) the sale of all or substantially all of the assets of the Company to another Person or Persons, this Option shall terminate on the effective date of such transaction or event, unless provision is made in such transaction or event, in the sole discretion of the parties thereto as the case may be, for the assumption of this Option or the substitution for this Option of a new stock option of the successor Person or a parent or subsidiary thereof, with such adjustment as to the number and kind of shares and the per share exercise price as to which such parties shall agree.
The Company shall give written notice of any such transaction or event to the Optionee at least twenty (20) days prior to the effective date of such transaction or event or the record date on which shareholders of the Company entitled to participate in such transaction or event shall be determined, whichever comes first. If this Option shall terminate pursuant to this Section
8, the Optionee shall have the right, at such time prior to the consummation of the transaction or event causing such termination, to exercise the unexercised portions of this Option, including





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the portions thereof which would not yet be exercisable; provided, however, that in no event shall the Option be exercisable after the Expiration Date.

         9. This Option shall not confer upon the Optionee any right with respect to the continuance of the relationship between Optionee and the Company or its related corporations, nor shall it interfere in any way with the right of the Company to terminate the Optionee's relationship with the Company or any of its subsidiaries.

         10. This Agreement shall be governed and interpreted by the laws of the State of Delaware.

         11. As used in this Agreement, the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so indicates or requires.

         12. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and no change or modification shall be valid unless made in writing and signed by the party against whom such change or modification is sought to be enforced.

         13. Notices hereunder shall be mailed or delivered to the Company at its principal office, Attention: President, and shall be mailed or delivered to Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.





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         IN WITNESS WHEREOF, the Company has caused this Non-Qualified Stock
Option Agreement to be executed by its duly authorized officers and the
Optionee has hereunto affixed his hand as of the day and year first above written.

                                        COMPDENT CORPORATION:



                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        OPTIONEE:




                                        ----------------------------------------
                                        Name:



                                        Optionee's Address:


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